As filed with the Securities and Exchange Commission on May 24, 2012

Registration No. 333-181003

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROCKWELL MEDICAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	38-3317208
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

30142 Wixom Road

Wixom, Michigan 48393

(248) 960-9009

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert L. Chioini

President and Chief Executive Officer

30142 Wixom Road

Wixom, Michigan 48393

(248) 960-9009

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Mark A. Metz

Dykema Gossett PLLC

400 Renaissance Center

Detroit, Michigan 48243

Telephone: (313) 568-6800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock
Warrants
Total			$120,000,000	$13,752

(1)	The securities being registered hereunder include an indeterminate number of shares of common stock that may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions, in each case determined in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	In accordance with General Instruction II.D of Form S-3 under the Securities Act, the Registrant is hereby registering an indeterminate amount and number of each applicable identified class of the identified securities up to a proposed maximum aggregate offering price of $120,000,000, which may be offered from time to time at indeterminate prices, including securities that may be purchased by underwriters. The Registrant has estimated that the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. In addition, the Registrant is registering 968,271 shares issuable upon the exercise of outstanding warrants to purchase such shares at an exercise price of $9.55 per share, for an aggregate exercise price of $9,246,988 if all of the currently outstanding warrants are exercised. The warrants were issued on October 5, 2009 and previously registered pursuant to Registration Statement on Form S-3, File No. 333-160791, which was initially filed on July 24, 2009 and became effective on August 17, 2009.
(3)	Fee calculated pursuant to Rule 457(o) under the Securities Act. Certain warrants and the shares of common stock issuable upon the exercise of the warrants referenced in footnote (2) were previously registered pursuant to Registration Statement on Form S-3, File No. 333-160791. Pursuant to Rule 415(a)(6), the filing fees previously paid in connection with the securities being registered hereunder will continue to be applied to the same.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 24, 2012

PROSPECTUS

$120,000,000

COMMON STOCK

WARRANTS

968,271 Shares of Common Stock Upon Exercise of Outstanding Warrants

We may offer to sell from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, shares of our common stock and warrants to purchase our common stock.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

We are also offering up to 968,271 shares of our common stock that are issuable upon the exercise of warrants previously offered and sold by us on October 5, 2009, which we refer to as the 2009 Warrants. Each 2009 Warrant represents the right to purchase one share of our common stock at any time and from time to time (1) through October 5, 2012 as to 85,200 of the 2009 Warrants, and (2) through October 5, 2014 as to the remainder, in each case at an exercise price of $9.55 per share.

Our common stock is listed on the Nasdaq Global Market and traded under the symbol “RMTI.” On May 18, 2012, the closing sale price of our common stock on Nasdaq was $7.53 per share. You are urged to obtain current market quotations for the common stock. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors,” on page 5 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2012.

Rockwell Medical Technologies, Inc.’s principal executive offices are located at 30142 Wixom Road, Wixom, Michigan 48393, our telephone number at that address is (248) 960-9009 and our Internet address is www.rockwellmed.com. The information on our Internet website is not incorporated by reference in this prospectus, and you should not consider it to be a part of this document. Our website address is included as an inactive textual reference only. Unless the context otherwise requires, references in this prospectus to “Rockwell,” “we,” “us,” and “our” refer to Rockwell Medical Technologies, Inc. and its subsidiaries on a consolidated basis.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus together or separately, in one or more offerings, up to a maximum aggregate offering price of $120,000,000. This prospectus provides you with a general description of those securities which is not meant to be a complete description of each security. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Get More Information.”

In addition, we have an existing “shelf” registration statement on Form S-3, File No. 333-160791, which became effective on August 17, 2009 and which will expire on August 17, 2012 pursuant to Rule 415(a)(5) under the Securities Act. Of the securities issued under such registration statement, 2009 Warrants to purchase 968,271 shares of our common stock remain outstanding and unexercised. The registration statement of which this prospectus is a part registers the sale of these shares upon exercise of the 2009 Warrants in addition to the securities referenced in the preceding paragraph, and ensures that an effective registration statement covers the exercise of the 2009 Warrants.

You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of such documents. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

WHERE YOU CAN GET MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect or copy all or any part of these materials, at prescribed rates, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Rockwell.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows Rockwell to “incorporate by reference” the information it files with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this prospectus, and any information filed with the SEC subsequent to this prospectus will automatically update and supersede this information. Rockwell incorporates by reference the documents listed below which have been filed with the SEC:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (including information from the Definitive Proxy Statement filed in connection with the 2012 Annual Meeting of Shareholders, as filed with the SEC and incorporated therein by reference);

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012;

•	Current Reports on Form 8-K filed January 27, 2012, February 10, 2012, February 15, 2012, March 7, 2012, April 20, 2012 and May 16, 2012 ; and

•

The description of our common shares included in our prospectus, dated July 24, 1997, included in our registration statement on Form SB-2 filed with the SEC on July 24, 1997, under the caption “Description of Securities” on pages 34 through 38 of the prospectus and incorporated by reference into our registration statement on Form 8-A filed with the SEC on January 23, 1998, including any amendment or reports filed for the purpose of updating such description.

In addition, all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after this prospectus but before the termination of this offering are deemed to be incorporated by reference into this prospectus and will constitute a part of this prospectus from the date of filing of those documents.

Information in this prospectus supersedes information incorporated by reference that we filed with the Commission prior to the date of the prospectus. Information that we file later with the Commission will automatically update and supersede previously filed information.

Rockwell will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference in this prospectus, including any exhibits which are specifically incorporated by reference into such documents. Requests should be directed to Thomas E. Klema, Secretary, at our principal executive offices, located at 30142 Wixom Road, Wixom, Michigan 48393 (telephone number: (248) 960-9009).

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC and any information about the terms of securities offered conveyed to you by us, our underwriters or agents. We have not authorized anyone else to provide you with additional or different information. These securities are only being offered in jurisdictions where the offer is permitted. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus is accurate as of any date other than their respective dates.

OUR COMPANY

Our Business

We are an integrated biopharmaceutical company targeting end-stage renal disease and chronic kidney disease with innovative products and services for the treatment of iron deficiency and secondary hyperparathyroidism. We are an established manufacturer and supplier of high-quality hemodialysis dry and liquid dialysate concentrates to dialysis providers and distributors in the U.S. and abroad, which is currently our primary business. Hemodialysis is a treatment that duplicates kidney function for patients with failed kidneys resulting from End Stage Renal Disease, or ESRD. Our dialysis products are used to maintain human life by removing toxins and replacing critical nutrients in the hemodialysis patient’s bloodstream.

Our lead drug candidate for iron therapy treatment is soluble ferric pyrophosphate, or SFP. We have licensed exclusive global rights for SFP. SFP delivers iron in a non-invasive, physiologic manner to hemodialysis patients via dialysate during their regular dialysis treatment. The majority of ESRD patients receive iron on a routine basis. To realize a commercial benefit from SFP, we must complete clinical trials and obtain U.S. Food and Drug Administration, or FDA, approval. We also plan to seek foreign market approval for this product or to license the technology to a pharmaceutical company who will seek market approval in the licensed markets. We believe this product will substantially improve iron therapy and, if approved, will compete for the global hemodialysis iron therapy market. We are conducting ongoing Phase III clinical trials on SFP, which we refer to as CRUISE-1 and CRUISE-2. Based on reports from manufacturers of intravenous, or IV, iron products and industry estimates, the market size in the United States for IV iron therapy for ESRD patients is approximately $600 million per year. We estimate the global market for IV iron therapy is in excess of $1 billion per year. There can be no assurance, however, that SFP will be approved by the FDA or, if approved, that it will be successfully marketed.

The Company has acquired an approved Abbreviated New Drug Application for Calcitriol injection, a generic FDA-approved drug. Calcitriol is an active vitamin D analogue indicated for the treatment of secondary hyperparathyroidism. The majority of ESRD patients receive a form of vitamin D on a routine basis. We are required to gain FDA regulatory approval for changes in manufacturing location prior to marketing Calcitriol. We anticipate obtaining the necessary approval in late 2012 and to begin marketing Calcitriol commercially thereafter. Based on manufacturers’ reports and industry estimates, we believe the market size in the United States for vitamin D therapy for ESRD patients is in excess of $350 million per year.

Dialysis patients, or ESRD stage 5 patients, are those patients whose kidneys no longer function properly and must receive routine dialysis treatments to survive. Most of these “chronic” patients receive hemodialysis treatments three times per week, or 156 times per year. Most chronic patients have their dialysis treatment performed at a free-standing clinic while those patients with temporary or “acute” kidney failure generally have their treatments performed at hospitals. In either setting, a dialysis machine dilutes concentrated solution, such as our liquid or dry concentrate products, with purified water. The resulting solution is called dialysate. Dialysate is pumped through an artificial kidney machine (or dialyzer) while the patient’s blood is pumped through a semi-permeable membrane inside the dialyzer in the opposite direction from the dialysate. The dialysate infuses dextrose, sodium chloride, calcium, potassium, magnesium, sodium bicarbonate and either acetic acid or citric acid into the patient’s blood while removing water and waste. The patient’s physician chooses the proper concentrations required for each patient based on each particular patient’s needs. In addition to using concentrate products, which must be replaced for each use for each patient, a dialysis provider also uses other ancillary products such as blood tubing, fistula needles, specialized component kits, dressings, cleaning agents, filtration salts and other supplies, many of which we sell.

Hemodialysis is the primary treatment modality employed in the United States with over 90% of all dialysis patients receiving hemodialysis. We do not compete in the peritoneal or home dialysis segments. Hemodialysis treatments are generally performed in independent clinics or hospitals with the majority of dialysis services performed by national and regional for profit dialysis chains. Based on data published by the U.S. Renal Data Systems, or USRDS, we estimate that there are approximately 5,800 Medicare-certified hemodialysis treatment clinics in the United States. The two largest national for-profit dialysis chains service approximately 65% of the domestic hemodialysis market. According to industry statistics published by USRDS, at the end of 2009, 387,000 patients in the United States were receiving dialysis treatments. The domestic dialysis industry has experienced steady patient population growth over the last several decades. U.S. patient population growth has averaged approximately 4% per year over the last five years.

ESRD incidence rates vary by country. Based on industry reports, the global ESRD population receiving some form of dialysis treatment is estimated to be over two million and to be growing at a rate of approximately 6% annually. The three major dialysis markets are the United States, the European Union and Japan, which together represent approximately half of the total global treatments based on industry estimates. The Asia-Pacific market area is projected to experience rapid growth in the incidence of kidney disease over the decade ahead.

Our Recent Financial Results

Our results of operations for the years ended December 31, 2011 and 2010 and the three months ended March 31, 2012, and our total assets as of the end of each of these periods, are as follows:

(in thousands)	Three Months Ended March 31, 2012	Years Ended December 31,
		2011	2010
Net Loss	$(10,567)	$(21,445)	$(2,683)

	As of March 31, 2012	As of December 31,
		2011	2010
Total Assets	$39,423	$31,940	$36,967

We commenced our Phase III clinical development program for SFP, our lead drug product, in 2011 and our research and development costs have increased substantially in 2011 and the first quarter of 2012 over 2010 as a result. We expect our cash needs for research and development spending to be significant over the next two years as we execute our clinical development program for SFP and that we will continue to incur losses for the duration of the clinical program as a result of these higher costs.

Our total assets increased at March 31, 2012 compared to December 31, 2011 due to the receipt of $16.2 million in net proceeds from an offering of common stock completed in February 2012, partially offset by cash used in operations to fund the increased research and development spending. Total assets at December 31, 2011 decreased compared to December 31, 2010 due to the cash used in operations to fund the increased research and development spending, partially offset by positive cash flow generated from our operations excluding research and development spending and $4.8 million in proceeds primarily from the exercise of outstanding common stock purchase warrants.

Please refer to our most annual report on Form 10-K and our most recent quarterly report on Form 10-Q for further details regarding our results of operations and financial position.

Our Headquarters

Our principal executive offices are located at 30142 Wixom Road, Wixom, Michigan 48393 (telephone number: (248) 960-9009).

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our occasional updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus and may make such statements in future filings with the SEC. Our forward-looking statements are subject to risks and uncertainties and include information about our expectations and possible or assumed future results of our operations. When we use words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “projected,” “intend” or similar expressions, or make statements regarding our intent, belief, or current expectations, we are making forward-looking statements. Our forward looking statements also include, without limitation, statements (other than historical statements) about our competitors, growth in our markets, the timing and anticipated costs of obtaining FDA approval of our new SFP product, the timing of marketing of Calcitriol, and our anticipated future financial condition, operating results, cash flows and business plans.

We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements. While we believe that our forward-looking statements are reasonable, you should not place undue reliance on any such forward-looking statements, which are based on information available to us on the date of this prospectus or, if made elsewhere, as of the date made. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. Factors that might cause such a difference include, without limitation, the risks and uncertainties discussed in this prospectus, including under “Risk Factors,” and from time to time in our reports filed with the Securities and Exchange Commission. Other factors not currently anticipated may also materially and adversely affect our results of operations, cash flows and financial position. We do not undertake, and expressly disclaim, any obligation to update or alter any statements whether as a result of new information, future events or otherwise except as required by law.

USE OF PROCEEDS

Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities will be used for general corporate purposes.

We expect to use the net proceeds from the exercise of 2009 Warrants for general corporate purposes, which may include funding of clinical trials and regulatory activities for SFP and other research and development expenses, and general and administrative expenses.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock is 40,000,000 shares of common stock and 3,416,664 shares of preferred stock (including 1,416,664 shares of Series A Preferred Shares which were previously issued and cancelled and which are not available for issuance). At May 18, 2012, 20,920,720 shares of common stock and no shares of preferred stock were outstanding. This description is subject to, and qualified in its entirety by, the provisions of our amended and restated articles of incorporation and bylaws, as well as the provisions of any applicable laws. A copy of our amended and restated articles of incorporation, was filed with the SEC as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008. A copy of our amended and restated bylaws was filed with the SEC as Exhibit 3.2 to our Current Report on Form 8-K filed on November 25, 2008.

We may issue shares of our common stock, either separately or together with warrants offered pursuant to this prospectus. Holders of our common stock are entitled to one vote for each share held of record on all matters on which shareholders are generally entitled to vote. The vote of the holders of a majority of the stock represented at a meeting at which a quorum is present is generally required to take shareholder action, unless a greater vote is required by law. Directors are elected by a plurality of the votes cast at any election and there is no cumulative voting of shares.

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for the payment of dividends. Upon the liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share pro rata in any assets available for distribution to shareholders after payment of all obligations of the Company and after provision has been made with respect to each class of stock, if any, having preference over the common stock. Holders of common stock do not have cumulative voting rights or preemptive, subscription or conversion rights and shares of common stock are not redeemable. The shares of common stock presently outstanding are duly authorized, validly issued, fully paid and non-assessable. There will be a prospectus supplement relating to any offering of common stock and/or warrants offered by this prospectus.

The directors of the Company serve staggered three-year terms. Directors may not be removed without cause. The amended and restated articles of incorporation also set the minimum and maximum number of directors constituting the entire board at three and fifteen, respectively, with the exact number to be determined by the board from time to time.

Our amended and restated articles of incorporation and bylaws contain provisions that could have the effect of delaying, deterring or preventing a merger, tender offer or other takeover attempt. Our amended and restated articles of incorporation authorize the board to issue up to 40 million shares of common stock (less shares already outstanding or reserved for issuance) and up to two million shares of preferred stock without shareholder approval. In addition, the amended and restated articles of incorporation provide that shareholder action without a meeting requires the unanimous consent of the shareholders, unless the applicable action has been approved by the Board prior to execution of the shareholder consent. Our bylaws permit incumbent directors to fill any vacancies on the board of directors, however occurring, whether by an increase in the number of directors, death, resignation, retirement, disqualification, removal from office or otherwise, unless filled by proper action of the shareholders. Furthermore, our bylaws require shareholders to give advance notice of director nominations and proposals to be presented at meetings of shareholders.

These provisions may delay shareholder actions with respect to business combinations and the election of new members to our board of directors. As such, the provisions could discourage open market purchases of our common stock because a shareholder who desires to participate in a business combination or elect a new director may consider them disadvantageous.

Subject to certain exceptions, Chapter 7A of the Michigan Business Corporation Act prohibits a corporation from engaging in any business combination with an interested shareholder (defined as a 10% shareholder) unless approved by (1) 90% of the votes of each class of stock entitled to vote and (2) two-thirds of the votes of each class of stock entitled to be cast by the shareholders other than the interested shareholder. We are currently not subject to Chapter 7A but may opt in at any time by resolution of our board of directors.

Listing

Our common stock is listed and traded on the NASDAQ Global Market under the symbol “RMTI.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock. Warrants may be issued independently or together with shares of common stock and may be attached to or separate from the common stock. The warrants will be issued under warrant agreements to be entered into between us and the purchasers or a warrant agent as detailed in the prospectus supplement relating to warrants being offered.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the exercise price or prices of the warrants may be payable if other than U.S. dollars;

•	the number of shares of common stock purchasable upon exercise of the warrants;

•	whether the warrants are issued with shares of common stock and, if so, the number of the warrants issued with each share;

•	if applicable, the date on and after which the warrants and the common stock purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which the offered securities purchasable upon exercise of the warrants may be purchased and provisions for changes to or adjustments in the exercise price of the warrants;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	the identity of the warrant agent, if any;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act of 1939. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

DESCRIPTION OF 2009 WARRANTS

The material terms and provisions of the currently outstanding 2009 Warrants are summarized below.

Exercisability

The 2009 Warrants are exercisable at any time on or before the close of our business on October 5, 2014 (October 5, 2012 with respect to the 85,200 2009 Warrants issued to the placement agents in the 2009 offering as a portion of their compensation, which we refer to as the “Agency Warrants”). The 2009 Warrants are exercisable, at the option of each holder, upon the surrender of the 2009 Warrants to us and the payment in cash, or in the case of a cashless exercise described below, by delivery of shares of common stock by the holder equal in value to the exercise price of the shares being acquired upon exercise of the 2009 Warrants. The holder does not have the right to exercise any portion of the 2009 Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of shares of our common stock outstanding immediately after the exercise, provided however, that upon 61 days’ prior written notice, the holder may increase the Maximum Percentage to 9.99%.

Cashless Exercise

The Agency Warrants may be exercised by means of a “cashless exercise” in which the holder will be entitled to surrender a portion of the shares of common stock subject to the Agency Warrants in lieu of cash for the exercise price. With regard to the other 2009 Warrants, the cashless exercise methodology may be used only if there is no effective registration statement registering the shares of common stock underlying the 2009 Warrants or the average closing price of the Company’s common stock for five consecutive trading days immediately preceding exercise is greater than $12.00.

Exercise Price

The exercise price of the 2009 Warrants is $9.55 per share. The exercise price is subject to appropriate adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Transferability

The 2009 Warrants may be transferred at the option of the holder upon surrender of the 2009 Warrants to the Company with the appropriate instruments of transfer.

Effect of Merger, Consolidation or Sale of Assets

If we amend our articles of incorporation to reorganize our capital or reclassify our capital stock, or consolidate or merge with or into another corporation (where we are not the surviving corporation or where there is a change in or distribution with respect to our common stock), or sell, transfer or otherwise dispose of all or substantially all of our property, assets or business to another corporation and, pursuant to the terms of such transaction our common stock is converted into or exchanged for other securities or property, the holder of any 2009 Warrants will thereafter receive upon exercise of the 2009 Warrants, either (i) publicly traded capital stock of the successor entity or (ii) the securities or property to which a holder of the number of shares of common stock then deliverable upon the exercise or conversion of such 2009 Warrants would have been entitled upon such transaction.

Notwithstanding the foregoing, in the event that we consolidate or merge with or into another corporation (where we are not the surviving corporation and, after such transaction, the holders of the Company’s voting power immediately prior to such transaction do not continue after such transaction to hold publicly traded securities and the voting power of the surviving entity necessary to elect a majority of the board of directors of such entity), then we (or the successor entity to the 2009 Warrants), upon request, will purchase the 2009 Warrants from the holder by paying the holder cash in an amount equal to the value of the remaining unexercised portion of the 2009 Warrants on the date of such transaction determined using a Black-Scholes option pricing model with a specified risk-free rate and an expected volatility equal to the greater of 75% and the 30-day historical price volatility obtained from Bloomberg L.P. as of the trading day immediately following the public announcement of the transaction.

Dividends and Distributions to Shareholders

For 2009 Warrants other than Agency Warrants, if, during any six-month period, the Company declares a cash dividend in an amount that, when combined with all other cash dividends paid and distributed to the holders of the Company’s common stock during that six-month period, exceeds five percent of the Company’s market capitalization, then the Company will pay to the holders of 2009 Warrants cash payments equal to the aggregate amount of dividends to which the holders would have been entitled if they had exercised their 2009 Warrants.

With respect to Agency Warrants, if we make any dividend or other distribution, the exercise price and number of shares that may be received upon exercise of the Agency Warrants will be adjusted accordingly.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents;

•	through underwriters or dealers, or underwriting syndicates represented by managing underwriters;

•	in short or long transactions;

•

in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or sales or distribution agent, or into an existing trading market, on an exchange or otherwise;

•	directly to investors; or

•	through a combination of any of these methods of sale.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	competitively bid transactions; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•

enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•

loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents, underwriters or dealers and the amounts of securities underwritten or purchased by them;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any delayed delivery arrangements;

•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

•	the public offering or purchase price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	the securities exchanges on which such securities may be listed, if any.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of stock. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at a price or prices determined pursuant to competitive bidding;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters, Agents and Dealers

If we use underwriters for a sale of our securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The obligations of the underwriters to purchase our securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in an applicable prospectus supplement the name of the underwriter and the nature of any such relationship.

If a dealer is utilized in the sale of securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their reasonable or best efforts to solicit purchases for the period of their appointment or to sell our securities for which they have been appointed an agent on a continuing basis. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment agreement pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include, without limitation, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us or our subsidiaries of affiliates in the ordinary course of their business. This includes commercial banking and investment banking transactions.

Stabilization Activities

In connection with an offering through underwriters, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain.

Direct Sales

We may also sell securities directly to one or more purchasers without using or involving underwriters, dealers or agents. We may sell securities upon the exercise of rights that we may issue to our securityholders. We may also sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

Trading Market and Listing of Securities

Unless otherwise specified in an applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NASDAQ Global Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Shares Issuable upon Exercise of 2009 Warrants

Shares of our common stock may be issued upon exercise of the 2009 Warrants currently outstanding in accordance with the terms described above under “Description of 2009 Warrants.” No further fees, expenses or commissions are due to any agent or underwriter in connection with the exercise of the 2009 Warrants and no special efforts are expected with respect to any such exercise.

LEGAL MATTERS

Unless otherwise indicated in an applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Dykema Gossett PLLC, and for any underwriters or agents by counsel named in an applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2011, have been audited by Plante & Moran, PLLC, independent auditors, as stated in their reports which are incorporated in this prospectus by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby. All amounts, except the SEC registration fee, are estimates:

Amount to be paid*
SEC Registration Fee	$13,752
Accounting Fees and Expenses	20,000
Legal Fees and Expenses	100,000
Transfer Agent, Registrar and Trustee Fees	5,000
Miscellaneous expenses	11,248

Total	$150,000

*	Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable. Other than the SEC Registration Fee, the amounts shown are estimates of expenses for a single offering of securities under the registration statement, but do not limit the amount of securities that may be offered.

Item 15. Indemnification of Directors and Officers.

The Michigan Business Corporation Act, as amended (the “MBCA”), authorizes a Michigan corporation under specified circumstances to indemnify its directors and officers (including reimbursement for expenses incurred). The provisions of the Company’s Bylaws relating to indemnification of directors and officers generally provide that present and former directors and officers will be indemnified to the fullest extent permissible under Michigan law. The provision also provides for the advancement of litigation expenses at the request of a director or officer.

The MBCA also permits Michigan corporations to limit the personal liability of directors for a breach of their fiduciary duty. The provisions of the Company’s Articles of Incorporation limit director liability to the maximum extent currently permitted by Michigan law. Michigan law allows a corporation to provide in its articles of incorporation that a director of the corporation will not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for specified acts.

Section 567 of the MBCA authorizes the Company to purchase and maintain insurance on behalf of a person who is or was a director, officer, employee or agent of the Company or who serves at the request of the Company as a director, officer, partner, trustee, employee or agent of another enterprise, whether or not the Company would have the power to indemnify him or her under the Bylaws or the laws of the State of Michigan. The Company maintains a directors’ and officers’ insurance policy.

Item 16. Exhibits.

EXHIBIT NUMBER	DESCRIPTION
5.1	Opinion of Dykema Gossett PLLC
23.1	Consent of Plante & Moran, PLLC
23.2	Consent of Dykema Gossett PLLC, included in Exhibit 5.1 filed herewith
24.1	Power of Attorney of Patrick J. Bagley
24.2	Power of Attorney of Ronald D. Boyd
24.3	Power of Attorney of Kenneth L. Holt

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date; and

(iii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of any of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wixom, State of Michigan, on May 24, 2012.

ROCKWELL MEDICAL TECHNOLOGIES, INC.

By:	/s/ Robert L. Chioini
Robert L. Chioini
President, Chief Executive Officer, and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert L. Chioini	President, Chief Executive Officer and Chairman of the	May 24, 2012
Robert L. Chioini	Board (Principal Executive Officer)

/s/ Thomas E. Klema	Vice President of Finance, Chief Financial Officer,	May 24, 2012
Thomas E. Klema	Treasurer, and Secretary (Principal Financial Officer and Principal Accounting Officer)

*	Director	May 24, 2012
Ronald D. Boyd

*	Director	May 24, 2012
Kenneth L. Holt

*	Director	May 24, 2012
Patrick J. Bagley

/s/ Thomas E. Klema
* By Thomas E. Klema, attorney in fact

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

5.1*	Opinion of Dykema Gossett PLLC

23.1	Consent of Plante & Moran, PLLC

23.2*	Consent of Dykema Gossett PLLC, included in Exhibit 5.1

24.1*	Power of Attorney of Patrick J. Bagley

24.2*	Power of Attorney of Ronald D. Boyd

24.3*	Power of Attorney of Kenneth L. Holt

* Previously filed.